EXHIBIT 32
Certification of Periodic Financial Report Pursuant to 18 U.S.C. Section 1350
Pursuant to 18 U.S.C. Section 1350 and in connection with the Quarterly Report on Form 10-Q of Callon Petroleum Company for the quarterly period ended March 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Fred L. Callon, the President and Chief Executive Officer, and B.F Weatherly, the Executive Vice President and Chief Financial Officer, hereby certify that this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Signature	Title	Date

/s/ Fred L. Callon	President and Chief Executive Officer	May 7, 2010
Fred L. Callon

/s/ B.F. Weatherly	Vice President and Chief Financial Officer	May 7, 2010
B.F. Weatherly